UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2018

VBI VACCINES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37769	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Third Street, Suite 2241 Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(617) 830-3031

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry into a Material Definitive Agreement.

On December 4, 2018, VBI Vaccines Inc. (the “Company”) entered into a license and collaboration agreement (the “License Agreement”) with Brii Biosciences Limited (“Brii Bio”), pursuant to which, among other things, subject to terms and conditions set forth in the License Agreement:

(i)	the Company and Brii Bio agreed to collaborate on the development of a hepatitis B recombinant protein-based immunotherapeutic in the licensed territory, which consists of China, Hong Kong, Taiwan and Macau (collectively, the “Licensed Territory”), and to conduct a Phase II collaboration clinical trial for the purpose of comparing VBI-2601, which is a recombinant protein-based immunotherapeutic developed by the Company for use in treating hepatitis B, and a novel composition (the “Novel Composition”), which is a new recombinant protein-based immunotherapeutic formulation that includes a Brii Bio adjuvant and a licensed compound of the Company;

(ii)	the Company granted Brii Bio an exclusive royalty-bearing license to perform studies, and regulatory and other activities, as may be required to obtain and maintain marketing approval for the licensed product, which is either VBI-2601 or the Novel Composition (the “Licensed Product”), for the treatment of hepatitis B in the Licensed Territory and to commercialize and promote the Licensed Product for the diagnosis and treatment of hepatitis B in the Licensed Territory; and

(iii)	Brii Bio granted the Company an exclusive royalty-free license under Brii Bio’s technology and Brii Bio’s interest in any joint technology developed during the collaboration to develop and commercialize the Licensed Product for the diagnosis and treatment of hepatitis B in the countries of the world other than the Licensed Territory.

Pursuant to the License Agreement and the initial development plan, Brii Bio shall fund all clinical trials for the Licensed Territory. The Company and Brii Bio will jointly own all rights, title and interest in the joint know-how developed and the patents claiming joint inventions made pursuant to the License Agreement. Outside of the field of the diagnosis and treatment of hepatitis B, the Company will not have any right to practice the joint technology in the countries outside of the Licensed Territory unless and until the parties have negotiated a separate license agreement.

As part of the consideration for the collaboration, the Company received from Brii Bio a total upfront payment of $11 million, consisting of a $4 million upfront payment and a $7 million equity investment. The Company is also eligible to receive an additional $117.5 million in potential milestone payments, along with potential low double-digit royalties on commercial sales in the Licensed Territory. In connection with the equity investment, the Company and Brii Bio entered into a stock purchase agreement, dated as of December 4, 2018, pursuant to which the Company issued to Brii Bio an aggregate of 2,295,082 common shares (the “Brii Bio Shares”) in exchange for $7 million, or $3.05 per share.

The License Agreement will be in effect until the last-to-expire of the latest of the following terms in each region of the Licensed Territory: (i) expiration, invalidation or lapse of the last Company patent claiming a Licensed Product, (ii) 10 years from the date of first commercial sale of a Licensed Product in the applicable region, or (iii) termination or expiration of the Company’s obligation to pay third party royalties with respect to sales of a Licensed Product. Upon expiration (but not an earlier termination) of the License Agreement in each region of the Licensed Territory, the Company will grant Brii Bio a perpetual, non-exclusive, fully paid-up, royalty free license under the Company’s technology related to the licensed compounds or Licensed Products pursuant to the License Agreement in such region to make and sell Licensed Products for the diagnosis and treatment of hepatitis B in such region. Each party may terminate the License Agreement upon a material breach of the License Agreement which has not been cured within 60 days (or 30 days for a breach payment obligations) after notice from the terminating party requesting cure of the breach, or upon bankruptcy or insolvency, either voluntary or involuntary, dissolution or liquidation of a party. In addition, Brii Bio may terminate the License Agreement without cause upon 180 days’ notice or, if a Data and Safety Monitoring Board or any regulatory authority in the Licensed Territory imposes a clinical hold on any clinical trial for a Licensed Product for six consecutive months, immediately upon notice. The Company may terminate the License Agreement immediately upon notice, if Brii Bio or its affiliates, directly, or indirectly through any third party, commences any interference or opposition proceeding with respect to, challenges the validity or enforceability of, or opposes any extension of or the grant of a supplementary protection certificate with respect to, any patents owned or controlled by the Company related to the composition or the method of making or using licensed compounds or Licensed Products, or are otherwise necessary or useful to research, develop, make, or otherwise commercialize the licensed compounds or Licensed Products.

The License Agreement also contains mutual confidentiality and indemnification obligations for the Company and Brii Bio.

Prior to the Company’s entering into the License Agreement, the Company paid $6 million to terminate a distribution agreement with a third party who previously held certain distribution rights to certain Asian markets.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the issuance of the Brii Bio Shares set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The issuance of the Brii Bio Shares was not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and was issued in reliance on the exemption from registration under the Securities Act provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act. Brii Bio represented that it was an accredited investor (as defined by Rule 501 under the Securities Act).

Item 8.01 Other Events.

On December 6, 2018, the Company issued a press release announcing execution of the License Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated December 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VBI Vaccines Inc.

Date: December 6, 2018	By:	/s/ Jeff Baxter
Jeff Baxter
President and Chief Executive Officer